UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2005

ITIS HOLDINGS INC.
(Exact Name of Small Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-07149	74-3069407
(Commission File Number)	(IRS Employer Identification No.)

12000 Westheimer, Suite 340 Houston, Texas	77077
(Address of Principal Executive Offices)	(Zip Code)

(281) 600-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On June 7, 2005, ITIS Holdings Inc. and its subsidiary, ITIS, Inc. (the “Company”), received an undisclosed amount of cash and stock in a settlement agreement with James W. Christian, Christian, Smith & Jewell, L.L.P., John M. O’Quinn & Associates, L.L.P. and Heard, Robins, Cloud, Lubel & Greenwood, L.L.P. (the “Law Firms”). The Company and its directors released the Law Firms from certain claims arising from pending litigation in which the Law Firms represent the Company and its directors and the Law Firms released the Company from certain claims relating to the litigation support business.

Section 2 - Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On June 7, 2005, the Law Firms paid an undisclosed amount of cash and the Company completed the transfer of certain assets relating to the litigation support business pursuant to the settlement agreement described in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITIS Holdings Inc.

Date: June 13, 2005	By:	/s/ Hunter M. A. Carr
(Signature)
	Name:	Hunter M. A. Carr
	Title:	Chief Executive Officer